UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 5, 2017

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Nicholas Radesca

On October 5, 2017, Nicholas Radesca notified the board of directors (the “Board”) of American Finance Trust, Inc. (the “Company”) that he intends to retire and therefore resign from his positions as chief financial officer, secretary and treasurer of the Company, American Finance Advisors, LLC (the “Advisor”), the Company’s advisor, and American Finance Properties, LLC (the “Property Manager”), the Company’s property manager. Mr. Radesca’s resignations will be effective on the later of (i) November 15, 2017, and (ii) the day after the date the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. There were no disagreements between Mr. Radesca and the Company or the Advisor. Mr. Radesca advised the Company he will no longer be responsible for any part of any registration statement filed by the Company pursuant to and consistent with 15 U.S.C.§ 77k(b)(l).

Election of Katie P. Kurtz as Chief Financial Officer, Secretary and Treasurer

On October 9, 2017, the Board unanimously elected Katie P. Kurtz as chief financial officer, secretary and treasurer of the Company, effective upon the effectiveness of Mr. Radesca’s resignation. Ms. Kurtz has also been appointed as chief financial officer, secretary and treasurer of the Advisor and the Property Manager, effective upon the effectiveness of Mr. Radesca’s resignation.

Ms. Kurtz, 37, has served as the chief financial officer, treasurer and secretary of American Realty Capital Healthcare Trust III, Inc. (“HT III”), the HT III advisor and the HT III property manager since December 2015. Ms. Kurtz has served as the chief financial officer, treasurer and secretary of Healthcare Trust, Inc. (“HTI”), the HTI advisor and the HTI property manager since December 2015. Ms. Kurtz has served as the chief financial officer, secretary and treasurer of American Realty Capital New York City REIT, Inc. (“NYCR”), the NYCR advisor and the NYCR property manager since October 2017. Ms. Kurtz previously served as the chief financial officer, treasurer and secretary of American Realty Capital-Retail Centers of America, Inc. (“RCA”) and the RCA advisor from November 2015 until the close of RCA’s merger with the Company in February 2017. She previously served as chief financial officer, treasurer and secretary of Business Development Corporation of America II from August 2014 until December 2015, as chief financial officer and treasurer of Crossroads Capital, Inc. (f/k/a BDCA Venture, Inc.) from October 2014 until December 2015 and as chief accounting officer for Business Development Corporation of America from December 2013 until December 2015.

Prior to joining AR Global Investments, LLC, the parent of the Advisor, in July 2013, Ms. Kurtz was employed as vice president by The Carlyle Group (“Carlyle”), where she served as chief accounting officer for Carlyle GMS Finance, Inc., Carlyle’s business development company. From 2010 to 2012, Ms. Kurtz served as director of finance and controller for New Mountain Finance Corporation (“New Mountain”), an exchange-traded business development company. Prior to New Mountain, Ms. Kurtz served as controller at Solar Capital Ltd, an exchange-traded business development company, and in various accounting and financial reporting roles at GFI Group, Inc. Ms. Kurtz began her career at PricewaterhouseCoopers, LLP. Ms. Kurtz is a certified public accountant in New York State, holds a B.S. in Accountancy and a B.A. in German from Wake Forest University and a Master of Science in Accountancy from Wake Forest University. Ms. Kurtz, as an executive officer of the Company, the Advisor and the Property Manager, may be deemed to have a material interest in transactions involving the Company and the Advisor or the Property Manager reported under Item 404(a) of Regulation S-K and described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Finance Trust, Inc.

Date: October 10, 2017	By:	/s/ Edward M. Weil, Jr.
	Name: Title:	Edward M. Weil, Jr. Chief Executive Officer and President